Exhibit 99.1
FOR IMMEDIATE RELEASE
Global Telecom & Technology Reports First Quarter Results
MCLEAN, Va., May 14, 2007 — Global Telecom & Technology, Inc. (“GTT”) (OTCBB: GTLT), a global Multi-Network Operator (“MNO”), today reported results for the first quarter ended March 31, 2007.
•	Non-GAAP revenue of $13.7 million grew 11 percent compared to first quarter 2006 on a non-GAAP combined basis

•	Positive cash flow generated from operations

•	Non-GAAP gross margins were 29.3 percent, representing a decrease from 29.6 percent non-GAAP gross margins in first quarter 2006, but an increase from fourth quarter 2006 non-GAAP combined gross margin of 29.1 percent

•	Company share conversion process completed

•	Rick Calder appointed as President and Chief Executive Officer
In order to provide investors with useful comparative information regarding GTT’s results of operations for the periods presented, GTT is presenting (a) its results of operations prepared in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”) and (b) non-GAAP combined results of operations derived from the arithmetic combination of the results of GTT and the two companies it acquired during the fourth quarter of 2006, Global Internetworking, Inc. (“GII”) and European Telecommunications & Technology Limited (“ETT”). For further information and explanation, please see “Annex A: Non-GAAP Financial Information—Non-GAAP Combined Financial Information.”

“We made good progress this quarter in many key areas, including integration activities and accelerated sales performance,” commented H. Brian Thompson, executive chairman of GTT. “Compared to the first quarter of 2006, total revenue grew 11 percent. We typically start to realize revenue approximately 30 to 120 days after a sale, and revenue growth in the first quarter of 2007 did reflect a slow sales period during the fourth quarter of 2006 when sales activity was impacted by the completion of the acquisitions of GII and ETT. However, during the first quarter of 2007, the company regained its sales momentum with strong sales activity in March and continuing into April. We are seeing increasing demand in the market and continue to expect strong revenue growth for the year.”
Continuing, Mr. Thompson said, “During the quarter, we made meaningful progress toward establishing a cost structure that is consistent with our capital structure and that we expect will create operating leverage and serve as the platform to support our growth objectives. We eliminated a number of staff positions as we integrate the two companies and streamline the organization to focus on revenue growth. In addition, we completed the share conversion process related to the acquisitions, including the redemption of 1.9 million shares in exchange for $10.15 million. The completion of this conversion process represents the final step in moving from a special purpose acquisition company to an operating entity.
“I am pleased with our progress to date and confidently hand over the operations of GTT to our new Chief Executive Officer, Rick Calder. Rick has the exciting task of taking our company to the next level. With the increasing demand for MNO services, GTT’s differentiated services and a stable platform on which to grow the business, GTT, with Rick at the helm, is well positioned to become a leading value-added communication service provider.”

First Quarter Financial Highlights
Financial highlights from the quarter ended March 31, 2007 include:
(in millions except per share amounts)
Note: Prior to its acquisitions of GII and ETT in October 2006 (the “Acquisitions”), the company had no material business or operations.

	Q1 2007	Q1 2006
Revenue	$13.6	$0
Non-GAAP Revenue	$13.7 (a)	$12.4	(b)
Adjusted EBITDA (c)	$(0.8)	$(0.3)
Net loss	$(3.0)	$(3.5	)(d)
Net loss per share	$(0.25)	$(0.30	)(d)

(a)	Includes $0.17 million of deferred revenues received in the relevant periods that were recorded as goodwill net of cost in connection with the Acquisitions. See “Annex A: Non-GAAP Financial Information—Non-GAAP Revenue.”

(b)	Reflects the arithmetic combination of the revenues of GTT, GII and ETT for the three month period ended March 31, 2006. See “Annex A: Non-GAAP Financial Information—Non-GAAP Combined Financial Information” for more information regarding the computation of these revenues. See the tables attached to this press release for more information regarding the revenues, computed under U.S. GAAP, of GTT, GII and ETT for this period.

(c)	See “Annex A: Non-GAAP Financial Information—Adjusted EBITDA” for more information regarding the computation of Adjusted EBITDA.

(d)	Net income for these periods resulted from interest income generated by the trust account established to hold the net proceeds of the company’s initial public offering. Net income was affected by the non-cash impact of the gain in derivative value of the outstanding warrants during these periods.

First Quarter Financial Results
For the quarter ended March 31, 2007, the company reported revenue of $13.6 million. As an acquisition vehicle at the time, GTT had no substantial operations in the first quarter of 2006. On a non-GAAP basis, revenue for the first quarter of 2007 was $13.7 million, representing an 11 percent increase over non-GAAP combined revenue of $12.4 million during the first quarter of 2006. This revenue growth was driven by increased global sales to both new and existing customers in the enterprise and carrier markets. Revenue for the first quarter of 2007 also benefited from an increased average exchange rate for the British Pound Sterling to the U.S. Dollar of 1.95 as compared to an average exchange rate of 1.75 in the first quarter of 2006. These positive factors were partially offset by the loss of revenue from customer disconnects in Europe during 2006 prior to the acquisition of ETT and by the delayed installation of a few large customer circuits during the first quarter of 2007.
Non-GAAP combined gross margin of 29.3 percent for the first quarter of 2007 was slightly lower than the gross margin of 29.6 percent for the same period in the prior year. However, on a sequential basis, first quarter 2007 gross margin represented an increase from the non-GAAP combined gross margin of 29.1 percent for the fourth quarter of 2006. Non-GAAP combined gross margin includes the effect of $0.2 million of cost of revenues arising from the deferred revenues added to non-GAAP combined revenue. (See “Annex A: Non-GAAP Financial Information—Non-GAAP Combined Gross Margin.”) Gross margins for the first quarter of 2007 were positively affected by improved supplier pricing and network design efforts, as well as an increase in higher-margin U.S. revenue as a proportion of total revenue.

Sales, General and Administrative (“SG&A”) costs for the first quarter of 2007 were $4.8 million, an increase of $0.8 million compared to the $4.0 million of non-GAAP combined expense in the first quarter of 2006. The increase in SG&A included over $0.4 million in accounting, audit and professional fees associated with year-end activity as well as over $0.1 million in non-cash compensation. The company also recorded a charge of $1.7 million in employee termination and other non-recurring costs in the first quarter of 2007. These costs arose from the company’s separation agreement with its former Chief Executive Officer, the company’s previously announced plans to align its cost structure to promote and support its revenue growth objectives, and costs associated with completion of the share conversion process. The company has completed its cost reduction activities and expects to recognize additional expenses related to staff reductions finalized in April and May during the second quarter of 2007.
Adjusted earnings before interest taxes and depreciation (“EBITDA”) for the 2007 first quarter of $(0.8) million reflected the additional SG&A costs recognized in the quarter and does not reflect the expected benefit of the company’s recent cost reductions. (See “Annex A: Non-GAAP Financial Information—Adjusted EBITDA.”)
“We’ve made important progress this quarter in both growing our revenue base and establishing strong sales momentum,” said Mr. Thompson. “We believe we have taken the right steps to establish a platform for growth to capitalize on what we perceive as the increasing market demand for our services.”
Full Year 2007 Forecast
For the full year of 2007, total revenues from the company’s current operating subsidiaries are expected to be in the range of $62 million to $68 million. Gross margins are expected to be in the 28% to 30% range with selling, general and administrative expenses in the range of $17 million to $18 million excluding restructuring and severance costs, other non-recurring expenses and non-cash equity compensation.

Conference Call Information
The company will discuss its results and guidance on its quarterly conference call scheduled for Tuesday, May 15, 2007, at 8:30 a.m. Eastern Time (5:30 a.m. PT). To hear the conference call live, interested parties may dial 800.263.8506 or +1.719.457.2681, enter passcode 7485882 and ask for the GTT call. A simultaneous live Webcast of the call will be available over the Internet at www.gt-t.net, under the Investor Relations section of the site. A replay of the call will be available beginning on Tuesday, May 15, 2007, at approximately 11:00 a.m. ET and will be available until Friday, May 18, 2007. Interested parties can access the call replay by dialing 888.203.1112 or +1.719.457.0820 and using the passcode 7485882. In addition, a replay of the Webcast will be available on the company’s Web site at www.gt-t.net.
About GTT
Formed in October 2006, following the acquisition by Mercator Partners Acquisition Corp. of Global Internetworking Inc and European Telecommunications & Technology Limited, Global Telecom & Technology, Inc. (“GTT”) (OTCBB: GTLT) is a new type of service provider: a Multi-Network Operator.
As a Multi-Network Operator, GTT does not own the infrastructure upon which its services are provided. Instead, GTT designs solutions based on its customer’s requirements, using a combination of telecommunications networks and technologies. Unlike traditional network centric carriers, GTT provides best-of-breed solutions by procuring, integrating and managing components of these various networks on its customers’ behalf. GTT has taken the inherent advantages of the Multi-Network Operator approach to a new level through a combination of powerful network design and pricing tools; a global service footprint; a deep and broad set of strategic vendor relationships; and above all, an expert team committed to delivering outstanding end-to-end customer service.

Headquartered in McLean, Virginia and with offices in London, Paris, Dusseldorf, New Delhi, and New York, GTT provides a global service footprint covering more than 50 countries, and it has more than 200 customers and in excess of 100 carrier partnerships around the world. For more information visit the GTT web site: http://www.gt-t.net
Forward-Looking Statements
Some of the statements made by GTT in this press release, including without limitation statements regarding GTT’s anticipated future growth, financial performance and transactional activity, are forward-looking in nature. GTT intends that any forward-looking statements, as defined in Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), shall be covered by the safe harbor provisions for such statements contained in Section 21E of the Exchange Act. Statements that are predictive in nature, that depend upon or refer to future events or conditions, or that include words such as “may,” “will,” “should,” “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates,” “predicts,” “potential,” “continues” and similar expressions are forward-looking statements. Forward-looking statements involve known and unknown risks and uncertainties that may cause the company’s actual future results to differ materially from those projected or contemplated in the forward-looking statements. GTT believes that these risks include, but are not limited to: GTT’s ability to develop and market new products and services that meet customer demands and generate acceptable margins; GTT’s ability to execute with respect to growth plans and/or acquisition strategies; GTT’s reliance on several large customers; the complexities of carrying on business on an international basis; GTT’s ability to negotiate and enter into acceptable contract terms with its suppliers; GTT’s ability to attract and retain qualified management and other personnel; continued development of GTT’s information technology platforms; failure of the third-party communications networks on which GTT depends; GTT’s ability to successfully complete the integration of its operating companies following the acquisitions; and competition and other risks associated with the communications sector in general and the multi-network operator sector in particular. Additional information concerning these and other important factors can be found under the heading “Risk Factors” in GTT’s annual and quarterly reports filed from time to time with the Securities and Exchange Commission including, but not limited to, its Annual Report on Form 10-K filed in April 2007. Statements in this release should be evaluated in light of these important factors.

Company Contacts
Media Inquiries:
Adriana Cassandro
Corporate Communications Manager, GTT EMEA
+44 (0)20 7029 4801
Adriana.cassandro@gt-t.net
Investor Inquiries:
Trish Drennan
Investor Relations
+1.703.725.7625
tdrennan@gt-t.net

Global Telecom & Technology First Quarter 2007 Financial Results
Condensed Consolidated Balance Sheet
(Unaudited)

	March 31, 2007	December 31, 2006
ASSETS
Current assets:
Cash and cash equivalents	$3,709,048	$3,779,027
Designated cash	193,633	10,287,180
Accounts receivable, net	6,085,313	7,687,544
Income tax refund	138,312	417,110
Deferred contract costs	632,172	591,700
Prepaid expenses and other current assets	808,750	970,821

Total current assets	11,567,228	23,733,382

Property and equipment, net	833,802	890,263
Other assets	1,052,587	1,075,063
Intangible assets, subject to amortization	10,604,256	11,117,721
Goodwill	61,458,599	61,458,599

Total assets	$85,516,472	$98,275,028

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$12,339,271	$13,892,664
Accrued expenses and other current liabilities	3,036,755	2,333,178
Notes payable	402,500	6,519,167
Common stock, subject to possible conversion to cash	936,842	11,311,658
Unearned and deferred revenue	3,071,937	2,930,639
Regulatory and sales tax payable	403,170	297,251
Income taxes payable	339,694	339,694
Derivative liabilities	—	8,435,050

Total current liabilities	20,530,169	46,059,301

Long-term obligations, less current maturities	9,916,667	4,000,000
Long-term deferred revenue	177,843	190,778
Deferred tax liability	4,033,462	4,231,762

Total liabilities	34,658,141	54,481,841

Commitments and contingencies

Stockholders’ equity:
Common stock, par value $.0001 per share, 80,000,000 shares authorized,11,608,524 and 11,011,932 shares (in 2006 excluding 2,114,942 shares subject to possible conversion to cash) issued and outstanding, respectively	1,161	1,101
Additional paid-in capital	53,125,109	44,049,553
Accumulated deficit	(2,296,902)	(478,220)
Accumulated other comprehensive income	28,963	220,753

Total stockholders’ equity	50,858,331	43,793,187

Total liabilities and stockholders’ equity	$85,516,472	$98,275,028

GTT First Quarter 2007 Financial Results — Page 1

Condensed Consolidated Statement of Operations
(Unaudited)

			ETT Predecessor	GII Predecessor
	For the three months ended		For the three months ended
	March 31, 2007	March 31, 2006	March 31, 2006	March 31, 2006
Revenue:
Telecommunications services provided	$13,582,176	$—	$8,045,313	$4,378,292

Operating expenses:
Cost of telecommunications services provided	9,529,799	—	5,711,254	3,031,977
Selling, general and administrative expense	4,782,186	317,520	2,296,887	1,394,442
Employee termination and non-recurring items	1,737,534	—	—	—
Depreciation and amortization	618,475	—	49,560	40,292

Total operating expenses	16,667,994	317,520	8,057,701	4,466,711

Operating loss	(3,085,818)	(317,520)	(12,388)	(88,419)

Other income (expense):
Interest income, net of expense	(85,945)	588,186	9,544	6,133
Other income, net of expense	4,182	—	—	474
Loss on derivative financial instruments	—	(3,682,200)	—	—

Total other income (expense)	(81,763)	(3,094,014)	9,544	6,607

Loss before income taxes	(3,167,581)	(3,411,534)	(2,844)	(81,812)
Provision for income taxes (benefit)	(198,300)	93,000	—	—

Net loss	$(2,969,281)	$(3,504,534)	$(2,844)	$(81,812)

Net loss per share:
Basic and diluted	$(0.25)	$(0.30)	$(0.00)	$(0.03)

Weighted average shares:
Basic and diluted	11,964,791	11,731,000	174,512,485	2,722,100

GTT First Quarter 2007 Financial Results — Page 2

First Quarter 2006 and 2007 Non-GAAP Combined Financial Information
(Unaudited)

	Historical	Historical	Historical
	Predecessor	Predecessor	Successor	Non-GAAP
	GII	ETT	Mercator	Combined	GTT
	quarter ended	quarter ended	quarter ended	quarter ended	quarter ended
	March 31,	March 31,	March 31,	March 31,	March 31,
	2006	2006	2006	2006 (1)	2007
Revenue
Telecommunications revenue provided	$4,378,292	$8,045,313	$—	$12,423,605	$13,582,176

Operating expenses
Cost of Telecommunications services provided	3,031,977	5,711,254	—	8,743,231	9,529,799
Selling, general & administration	1,394,442	2,296,887	317,520	4,008,849	4,782,186
Employee termination and one-time items	—	—	—	—	1,737,534
Depreciation and amortization	40,292	49,560	—	89,852	618,475

Operating loss	$(88,419)	$(12,388)	$(317,520)	$(418,327)	$(3,085,818)

(1)	Represents, on a non-GAAP combined basis, the sum of (a) the results of operations of GII for the quarter ended March 31, 2006, plus (b) the results of operations of ETT for the quarter ended March 31, 2006, plus (c) our results of operations for the quarter ended March 31, 2006.
GTT First Quarter 2007 Financial Results — Page 3

ANNEX A: Non-GAAP Financial Information
Non-GAAP Combined Financial Information
Because GTT was a company with no material business or operations prior to the completion of the Acquisitions on October 15, 2006, GTT is presenting its results of operations, combined on an arithmetic basis, with those of GII and ETT for the relevant periods of each company during the quarter ended March 31, 2006. We refer to such combined financial information as being presented on a “non-GAAP combined” basis. Such non-GAAP combined financial information only constitutes the arithmetic sums described above with respect to the three months ended March 31, 2006 and does not give effect to purchase accounting, cost savings, interest expense or other pro forma adjustments resulting from the Acquisitions of GII and ETT for that period. GTT is presenting and analyzing non-GAAP combined financial information because management believes that presenting such non-GAAP financial information will be useful to investors for comparative purposes. Because of the method by which the non-GAAP combined financial information was compiled, GTT’s analysis compares results of different companies over different periods using different bases of accounting, and the non-GAAP combined financial information may not be indicative of GTT’s future results or of what GTT’s results would have been had the Acquisitions of GII and ETT occurred as of the first day of the periods presented. Therefore, you should not consider the non-GAAP combined financial information in isolation or view it as a substitute for any financial information of GTT, GII or ETT that is prepared in accordance with GAAP. You should read the non-GAAP combined financial information and this analysis in conjunction with the separate financial statements of the companies included in this press release, along with the financial statements and discussion of those financial statements that will be included in GTT’s quarterly report on Form 10-Q for the three months ended March 31, 2007.
Non-GAAP Revenue
Non-GAAP revenue for the three months ended March 31, 2007 is the arithmetic combination of the revenue of GTT, GII and ETT for such period, as described above under “—Non-GAAP Combined Financial Information.” Under SFAS No. 141, $0.2 million of deferred revenue that existed as of October 15, 2006 and was received by GTT during the three month period ended March 31, 2007 was not included in GTT’s reported revenues for that period and was instead recorded as a part of goodwill, net of cost, as a result of the Acquisitions. Non-GAAP revenue for the quarter ended March 31, 2007 includes such deferred revenues.
GTT First Quarter 2007 Financial Results — Page 4

Non-GAAP Gross Margin
Non-GAAP gross margin for the three months ended March 31, 2007 includes the effect of $0.2 million of cost of revenues associated with the $0.2 million of deferred revenues that are included in non-GAAP combined revenues.
Adjusted EBITDA
Adjusted EBITDA represents operating income before depreciation and amortization on a non-GAAP combined basis for the quarter ended March 31, 2006 and adjusted to take account of deferred revenues (and associated expenses) that were eliminated as a result of purchase accounting adjustments in connection with the Acquisitions for the three months ended March 31, 2007; in each case further adjusted to exclude certain one-time expenses including costs associated with the completion of the Acquisitions, employee terminations and other non-recurring items. GTT presents Adjusted EBITDA as a supplemental measure of GTT’s performance. GTT also presents Adjusted EBITDA because GTT believes it is frequently used by securities analysts, investors and other interested parties in the evaluation of companies in its industry and in measuring the ability of issuers to meet debt service obligations.
In evaluating Adjusted EBITDA, you should be aware that in the future GTT may incur expenses similar to the adjustments in this presentation. GTT’s presentation of Adjusted EBITDA should not be construed as an inference that GTT’s future results will be unaffected by unusual or non-recurring items. Adjusted EBITDA is not a measurement of GTT’s financial performance under GAAP and should not be considered as an alternative to net income, operating income or any other performance measures derived in accordance with GAAP.
The following is a reconciliation of Adjusted EBITDA to operating income:
Reconciliation of Operating Income to Adjusted EBITDA

	Non-GAAP Combined
	Quarter Ended		Quarter Ended
	March 31,		March 31,
	2006		2007
Operating Loss	$(418,327	)(1)	$(3,085,818)
Depreciation and Amortization	89,852		618,475
Deferred Revenue (2)	—		165,419
Deferred Cost of Revenue (3)	—		(196,473)
SG&A Adjustment (4)	—		1,737,534

Adjusted EBITDA	$(328,475)		$(760,863)
GTT First Quarter 2007 Financial Results — Page 5

(1)	Represents operating loss on a non-GAAP combined basis. See “—Non-GAAP Combined Financial Information.”

(2)	Represents deferred revenue that existed as of October 15, 2006 and was received by GTT during the three months ended March 31, 2007 but was recorded as a part of goodwill, net of cost, as a result of the Acquisitions.

(3)	Represents $0.2 million of cost of revenues associated with the $0.2 million of deferred revenues.

(4)	Represents expenses associated with employee terminations and one time items.
GTT First Quarter 2007 Financial Results — Page 6